Exhibit 99.1

Natural Resource Partners L.P.
601 Jefferson St., Suite 3600, Houston, TX 77002
NEWS RELEASE

Natural Resource Partners L.P.
Announces Initial Public Offering of
Subordinated Units
HOUSTON, August 4, 2005 — Natural Resource Partners L.P. (NYSE: NRP) today announced that FRC-WPP NRP Investment L.P. (FRC), an affiliate of First Reserve Corporation, plans to sell 4,200,000 subordinated units of Natural Resource Partners in an underwritten offering pursuant to an effective registration statement on Form S-3 previously filed with the Securities and Exchange Commission. FRC will also grant the underwriters an option to purchase up to 596,920 additional subordinated units.
This is the initial public offering of NRP’s subordinated units. Natural Resource Partners has applied to list the subordinated units on the New York Stock Exchange.
Natural Resource Partners L.P. will not receive any proceeds from the offering of the subordinated units by the selling unitholder (FRC). FRC will pay all expenses relating to this offering, including underwriting discounts and commissions.
Lehman Brothers and Citigroup are joint book-running managers. In addition, A. G. Edwards & Sons, Inc.; UBS Investment Bank; Wachovia Securities; Friedman Billings Ramsey; and Sanders Morris Harris will act as co-managers in connection with the offering.
A copy of the prospectus supplement and related base prospectus relating to the offering may be obtained from Lehman Brothers, c/o ADP Financial Services, Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY 11717, Telephone: 631-254-7106, or Citigroup, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220, Attn: Prospectus Department, Telephone: 718-765-6732 or from any of the other underwriters.
This does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement.
Natural Resource Partners L.P. is headquartered in Houston, TX, with its operations headquarters in Huntington, WV. NRP is a master limited partnership that is principally engaged in the business of owning and managing coal properties in the three major coal producing regions of the United States: Appalachia, the Illinois Basin and the Powder River Basin.
For additional information, please contact Kathy Hager at 713-751-7555 or khager@nrplp.com. Further information about NRP is available on the partnership’s website at http://www.nrplp.com.
This press release may include “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements include the anticipated sale of 4,200,000 subordinated units and the additional offering of 596,920 subordinated units. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership. These risks include, but are not limited to, decreases in demand for coal; changes in operating conditions and costs; production cuts by our lessees; commodity prices; unanticipated geologic problems; changes in the legislative or regulatory environment and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
05-14
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